Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of AEVEX Corp. of our report dated March 23, 2026 relating to the financial statements of Athena Technology Solutions Holdings, LLC, which appears in Amendment No. 2 to the Registration Statement on Form S-1 (No. 333-294524) of AEVEX Corp.

/s/ PricewaterhouseCoopers LLP

San Diego, California

April 17, 2026